                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported):
                                July 22, 1999



                     MATTHEWS INTERNATIONAL CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


          Pennsylvania             0-9115 and 0-24494         25-0644320
  ----------------------------     ------------------        ------------
  (State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)             File Numbers)       Identification No.)


      Two NorthShore Center, Pittsburgh, Pennsylvania           15212
      -----------------------------------------------         ----------
         (Address of principal executive offices)             (Zip Code)


 Registrant's telephone number, including area code:       (412) 442-8200
                                                           --------------

 ITEM 5.  OTHER EVENTS

 At a meeting on July 22, 1999, the Board of Directors of the Company approved the addition of new Section 2.09 to Article II of the By-laws of the Company. The new section of the By-laws requires that any shareholder of the Company intending to present a proposal for action by the shareholders at an annual meeting must give written notice of the proposal, containing specified information, to the Secretary of the Company not later than the notice deadline established under the new section of the By-laws.

 The notice deadline will generally be 75 days prior to the anniversary date of the Company's annual meeting for the previous year. For the year 2000 annual meeting, this notice deadline will be December 8, 1999. Compliance with the notice requirements of the new section of the By-laws will be required in order for a shareholder proposal to be presented for a shareholder vote at an annual or special meeting. The advance notice By-law is in addition to the provisions of the Restated Articles of Incorporation of the Company governing the nomination of director candidates.

 The new section of the By-laws will not affect any rights of a shareholder to request inclusion of a proposal in the Company's proxy statement pursuant to Securities and Exchange Commission Rule 14a-8 or to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of shareholder proposals requested to be included in the Company's proxy materials pursuant to that Rule must generally be furnished to the Company not later than 120 days prior to the anniversary date of the Company's proxy statement for the previous year's annual meeting. For the year 2000 annual meeting, the Rule 14a-8 notice deadline is October 29, 1999.



 ITEM 7.  EXHIBITS

 The following Exhibit to this report is filed herewith:

 Exhibit
   No.      Description
 -------    -----------
   3.1      Restated By-laws

                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MATTHEWS INTERNATIONAL CORPORATION
                                                       (Registrant)


                                        By          Edward J. Boyle
                                            ----------------------------------
                                            Edward J. Boyle
                                            Vice President, Accounting &
                                             Finance, Treasurer and Secretary




 Date: July 26, 1999